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                                   EXHIBIT 21
                           SUBSIDIARIES OF THE COMPANY


A&B Bolt & Supply, Inc.
ARC Disposition, Inc.
Bolt Manufacturing Co., Inc.
Control Products of Louisiana, Inc.
Cor-Val Holdings, Inc.
Cor-Val LP, Inc.
     Cor-Val, L.P.
Landreth Metal Forming, Inc.
LSS-Lone Star-Houston, Inc.
     Amflow Master Environmental, Inc.
Manifold Valve Services, Inc.
Moores Pump & Services, Inc.
O&M Equipment Holdings, Inc.
O&M Equipment LP, Inc.
     O&M Equipment, L.P.
Philform, Inc.
     OF Acquisition, L.P.
Pipeline Valve Specialty, Inc.
Preferred Industries Holdings, Inc.
Preferred Industries LP, Inc.
     Preferred Industries, L.P.
The Rex Group, Inc.
     First Texas Credit Corporation
     Losco, Inc.
     Regal Machine Tool, Inc.
     Rex International Corporation
     Rex Machinery Movers, Inc.
     Rex Machinery Sales, Inc.
     USC Holdings, Inc.
     XSUP Corporation
     XTEL Corporation
Total Power Systems, Inc.
TPS Coastal Electric Motors, Inc.
T-3 Management Holdings, Inc.
T-3 Management LP, Inc.
     T-3 Management, L.P.
United Wellhead Services, Inc.
     United Wellhead Services of Louisiana, Inc.
     Wellhead Recycling, Inc.
Whir Acquisition, Inc.


                                     EX-281